UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 17, 2016

ORGANOVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	Commission File Number:	27-1488943
(State or other jurisdiction of incorporation)	001-35996	(I.R.S. Employer Identification No.)

6275 Nancy Ridge Drive, Suite 110

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 224-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On August 17, 2016, the Board of Directors (the “Board”) of Organovo Holdings, Inc. (the “Company”), based on the recommendation of the Nominating and Corporate Governance Committee, authorized and approved: (i) an increase in the size of the Board from six (6) to seven (7) members, (ii) the appointment of Richard Maroun and Mark Kessel as Class 3 and Class 2 directors, respectively, and (iii) the appointment of Kirk Malloy as Lead Independent Director, each effective immediately. In addition, the Board appointed Mr. Maroun to the Audit and Compensation Committees and Mr. Kessel to the Nominating and Corporate Governance and the Science and Technology Committees, respectively.

Mr. Kessel is a partner of Symphony Capital, LLC, a private equity firm he co-founded in 2002 that invests in biopharmaceutical company clinical development programs. He is also Of Counsel at Shearman & Sterling and a member of the firm’s capital markets group. Previously, from 1971 to 2001, Mr. Kessel held various roles at Shearman & Sterling, including as managing partner leading the international law firm’s day-to-day operations. He helped build the firm, serving as a leader in the healthcare, biopharmaceutical, agricultural biotech, high-tech, and financial services practices. He also established the firm’s San Francisco office, serving as its managing partner and turning it into the leader in M&A, capital markets, corporate governance, and intellectual property and licensing issues. Mr. Kessel has previously served on several public biopharmaceutical company boards.

Mr. Maroun is an executive partner at Frazier Healthcare Partners, a private equity and venture capital firm specializing in healthcare-focused investments. Before joining Frazier in 2015, Mr. Maroun was senior vice president and general counsel of Aptalis Pharmaceuticals from 2012 to 2014. He has also held numerous senior executive roles for APP Pharmaceuticals, Abraxis BioScience and American BioScience Inc. Mr. Maroun has worked with major financial organizations and independent law firms, and has held both legal and financial positions with companies including Merrill Lynch, Deloitte & Touche and McDonough, Holland & Allen. Mr. Maroun currently serves on the board of Leiter’s Enterprises, a private portfolio company of Frazier Healthcare Partners, and the Board of Trustees of John Caroll University.

In appointing Messrs. Maroun and Kessel, the Board considered their capital markets, corporate governance, operational and strategic management expertise and their leadership experience across the life sciences sector. In addition, the Company determined that Messrs. Maroun and Kessel have a reputation for integrity, honesty and adherence to the highest ethical standards and that each has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and the Board.

The Company’s non-employee director compensation program for fiscal 2017 includes an annual cash retainer of $50,000, plus additional cash retainers for service on the Board’s standing committees. Under this program, Messrs. Maroun and Kessel received an initial grant of (i) a stock option award to purchase 18,500 shares of the Company’s common stock with an exercise price of $4.35 per share, the closing price of the Company’s common stock on the Nasdaq Stock Market on the date of grant (each an “Initial Option Award”), and (ii) a restricted stock unit award for 7,500 shares of the Company’s common stock (each an “Initial RSU Award”, and together with the Initial Option Awards, the “Initial Awards”). Each Initial Award will vest quarterly over three years measured from a vesting start date of August 15, 2016, subject to accelerated vesting in the event of a change of control. Additionally, each of Messrs. Maroun and Kessel received an annual grant of (i) a stock option award to purchase 18,500 shares of the Company’s common stock with an exercise price of $4.35 per share (each an “Annual Option Award”) and (ii) a restricted stock unit award for 7,500 shares of the Company’s common stock (each an “Annual RSU Award”, and together with the Annual Option Awards, the “Annual Awards”). Each Annual Award will vest on the earlier of August 15, 2017 or the 2017 annual meeting of stockholders, subject to accelerated vesting in the event of a change of control. Each Initial and Annual Award is subject to the terms and conditions of the Company’s 2012 Equity Incentive Plan, and each Initial Option Award and Annual Option Award is subject to a Stock Option Award Agreement and each Initial RSU Award and Annual RSU Award is subject to a Restricted Stock Unit Award Agreement, each in the forms previously approved by the Board for issuance to the Company’s non-employee directors. The Company’s form of Non-Employee Director Stock Option Award Agreement was filed with the Securities and Exchange Commission on June 9, 2015 as Exhibit 10.35 to the Company’s Annual Report on Form

10-K for the year ended March 31, 2015 and is incorporated herein by reference. The Company’s form of Non-Employee Director Restricted Stock Unit Award Agreement was filed with the Securities and Exchange Commission on August 4, 2016 as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarter June 30, 2016 and is incorporated by reference herein

The Company also entered into an Indemnification Agreement with each of Messrs. Maroun and Kessel. Each Indemnification Agreement provides for indemnification and advancement of litigation and other expenses to Messrs. Maroun and Kessel to the fullest extent permitted by law for claims relating to their service to the Company or its subsidiaries. The Company’s form of indemnification agreement was filed with the Securities and Exchange Commission on February 13, 2012 as Exhibit 10.17 to the Company’s Current Report on Form 8-K and is incorporated by reference herein.

There are no family relationships between either of Messrs. Maroun or Kessel and any of the Company’s directors or executive officers and neither Messrs. Maroun nor Kessel have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There were no arrangements or understandings by which either of Messrs. Maroun or Kessel was named a director.

(e)

In conjunction with the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company held on August 17, 2016, the Company’s stockholders approved the adoption of the 2016 Employee Stock Purchase Plan (the “Plan”), which provides the Company’s employees with an opportunity through payroll deductions to purchase shares of the Company’s common stock. The stockholders approved the reserve of 1,500,000 shares of common stock for issuance under the Plan. The Plan does not contain an evergreen share increase provision. The foregoing summary of the Plan is not complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on August 17, 2016. Of the 92,391,989 shares of the Company’s common stock outstanding as of the record date, 66,922,994 shares, or 72.4%, were represented at the Annual Meeting either in person or by proxy.

In accordance with the Company’s Bylaws, the presence of the holders of at least a majority of the outstanding shares of common stock at the Annual Meeting, whether in person or by proxy, constituted a quorum for the transaction of business at the Annual Meeting. Votes “For,” “Withheld,” “Against,” “Abstentions” and “Broker Non-Votes” were each counted as present at the Annual Meeting for purposes of determining the presence of a quorum. Broker Non-Votes are shares held in street name by brokers, banks or other nominees who were present in person or represented by proxy at the Annual Meeting, but which were not voted on a proposal because the brokers, banks or nominees did not have discretionary authority with respect to that proposal and they had not received voting instructions from the beneficial owner prior to the Annual Meeting. Under the Company’s Bylaws, the Class II director is elected by a plurality of the votes cast in person or by proxy at the Annual Meeting, which means that the director nominee who received the highest number of “For” votes was elected. Approval of Proposals 2, 3 and 4 each required the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. Abstentions and Broker Non-Votes are not considered to be votes cast under the Company’s Bylaws, and as a result, have no effect on the outcome of the vote on any of the proposals.

A description of each matter voted upon at the Annual Meeting is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 8, 2016. The number of votes cast “For” and “Withheld” and “Against” and the number of “Abstentions” and “Broker Non-Votes” with respect to each matter voted upon are set forth below.

(1) Election of Directors. The Company’s stockholders elected Tamar Howson as a Class II director, with the approval of 98.4% of the votes cast, to hold office until the 2019 Annual Meeting of Stockholders and until her respective successor is elected and qualified. The following table shows the tabulation of the votes cast For and Withheld for the election of the director nominee as well as the Broker Non-Votes submitted for the director nominee:

Director	For	Withheld	Broker Non-Votes
Tamar Howson	19,204,615	311,049	47,407,330

(2) Ratification of Auditors. The Company’s stockholders ratified the appointment of Mayer Hoffman McCann P.C., with the approval of 97.6% of the votes cast, as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2017. The following table shows the tabulation of the votes cast For and Against this proposal as well as the Abstentions submitted on this proposal:

For	Against	Abstentions
65,340,286	967,576	615,132

(3) Executive Compensation. The Company’s stockholders, on a non-binding, advisory basis, approved the compensation of the Company’s named executive officers, with the approval of 93.0% of the votes cast, as disclosed in the proxy statement. The following table shows the tabulation of the votes cast For and Against this proposal as well as the Broker Non-Votes and Abstentions submitted on this proposal:

For	Against	Abstentions	Broker Non-Votes
18,153,842	1,022,052	339,770	47,407,330

(4) 2016 Employee Stock Purchase Plan. The Company’s stockholders approved a 2016 Employee Stock Purchase Plan, including the number of shares of the Company’s common stock available for issuance under the Plan of 1,500,000 shares, with the approval of 95.8% of the votes cast. The following table shows the tabulation of the votes cast For and Against this proposal as well as the Abstentions and Broker Non-Votes submitted on this proposal:

For	Against	Abstentions	Broker Non-Votes
18,695,080	517,872	302,711	47,407,331

No other items were presented for stockholder approval at the Annual Meeting.

Item 7.01 Regulation FD Disclosure.

On August 18, 2016, the Company issued a press release announcing the appointment of Messrs. Maroun and Kessel as directors of the Company. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

The information furnished in this Item 7.01 to this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	2016 Employee Stock Purchase Plan.

99.1	Press release, dated August 18, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANOVO HOLDINGS, INC.

Date: August 18, 2016	By:	/s/ Keith Murphy
	Name:	Keith Murphy
	Title:	Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description

10.1	2016 Employee Stock Purchase Plan.

99.1	Press release, dated August 18, 2016.